UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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SED INTERNATIONAL HOLDINGS, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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SED INTERNATIONAL HOLDINGS, INC.
4916 NORTH ROYAL ATLANTA DRIVE
TUCKER, GEORGIA 30084

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders:

          The 2008 Annual Meeting of Shareholders (the “Annual Meeting”) of SED International Holdings, Inc. (the “Company”) will be held at the Company’s principal executive offices, 4916 North Royal Atlanta Drive, Tucker, Georgia 30084 on January 20, 2009, at 9:00 a.m., local time, for the following purposes:

(i)	Election of directors;

(ii)	Approval of an amendment to the Company’s Articles of Incorporation (the “Charter”) to declassify the Board subsequent to this Annual Meeting;

(iii)	Approval of an amendment to the Company’s Charter and Bylaws to allow its shareholders holding not less than 66 2/3% of the outstanding shares of the Company to take action by written consent;

(iv)	Advisory approval of the appointment of J.H. Cohn LLP as the independent registered public accounting firm of the Company for the fiscal year ending June 30, 2009; and

(vii)	Transaction of such other business as may properly come before the meeting or any adjournments thereof.

          The Board has fixed December 10, 2008 as the record date for the determination of shareholders of the Company entitled to notice of and to vote at the Annual Meeting.

          IF YOU ARE UNABLE TO BE PRESENT AT THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY SO THAT YOUR SHARES WILL BE REPRESENTED.

December XX, 2008	By order of the Board of Directors,

Lyle Dickler
Secretary

SED INTERNATIONAL HOLDINGS, INC.
4916 NORTH ROYAL ATLANTA DRIVE
TUCKER, GEORGIA 30084

PRELIMINARY PROXY STATEMENT

          This Proxy Statement is furnished by and on behalf of the Board of Directors (the “Board”) of SED International Holdings, Inc. (the “Company”) in connection with the solicitation of proxies for use at the 2008 Annual Meeting of Shareholders of the Company (the “Annual Meeting”) to be held at 9:00 a.m., local time, January 20, 2009, at the Company’s principal executive offices, 4916 North Royal Atlanta Drive, Tucker, Georgia, 30084, and at any adjournments thereof. The Notice of Annual Meeting of Shareholders, this Proxy Statement, and the form of proxy will be first mailed on or about December XX, 2008, to the shareholders of the Company (the “Shareholders”) of record on the Record Date (as defined below), and the Company will bear all the costs associated with this solicitation.

THE BOARD URGES YOU TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE PRE-PAID ENVELOPE.

VOTING AND VOTE REQUIRED

          Each valid proxy given pursuant to this solicitation that is received in time for the Annual Meeting and not revoked will be voted with respect to all shares represented by it and will be voted in accordance with the instructions, if any, given in the proxy. If instructions are not given in the proxy, it will be voted (i) for the election of the four nominees listed in this Proxy Statement to the Board (the “Election of Directors”), (ii) for the approval of an amendment to the Company’s Articles of Incorporation (the “Charter”) to declassify the Board subsequent to this Annual Meeting (the “Board Declassification Amendment”), (iii) for the approval of an amendment to the Charter and the Company’s Bylaws (the “Bylaws”) to allow Shareholders holding not less than 66 2/3% of the outstanding shares of common stock of the Company (“Common Stock”) to take action by written consent (the “Shareholder Consent Amendment”), (iv) for the advisory approval for the appointment of the independent auditors for the fiscal year ending June 30, 2009 (the “Advisory Approval of Auditors”) and (v) in accordance with the best judgement of the proxy holders on any other matter that may properly come before the meeting. The submission of a signed proxy will not affect a Shareholder’s right to attend and to vote in person at the Annual Meeting. Shareholders who execute a proxy may revoke it at any time before it is voted by filing a written revocation with the Secretary of the Company at the following address: SED International Holdings, Inc., 4916 North Royal Atlanta Drive, Tucker, Georgia 30084, Attn: Lyle Dickler, Secretary; executing a proxy bearing a later date; or attending and voting in person at the Annual Meeting.

          Only Shareholders of record as of the close of business on December 10, 2008 (the “Record Date”), will be entitled to vote at the Annual Meeting. As of the close of business on the Record Date there were 4,823,141 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote on all matters presented for Shareholder vote. Our executive officers, directors and a beneficial owner of over five percent of the outstanding shares of Common Stock, together holding in the aggregate in excess of 50% of the outstanding shares of Common Stock, have advised us that they will be voting in favor of all of the matters set forth in this proxy statement to be voted on at the Annual Meeting.

          According to the Bylaws, the holders of a majority of the shares of Common Stock outstanding and entitled to be voted at the Annual Meeting must be present in person or be represented by proxy to constitute a quorum and to act upon proposed business. If a quorum is not present or represented by proxy at the Annual Meeting, the meeting will be adjourned and the Company will be subjected to additional expense. If a quorum is present or represented by proxy at the Annual Meeting: (i) the Election of Directors shall be by the holders of a plurality of the shares of Common Stock present in person or represented by proxy, (ii) each of the approval of the Board Declassification Amendment and the Shareholder Consent Amendment shall be by the affirmative vote of the holders of a majority of the shares of Common Stock outstanding and entitled to be voted at the Annual Meeting, and (iii) the Advisory Approval of Auditors shall be by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock present and entitled to vote at the Annual Meeting. The Georgia Business Corporation Code does not provide for dissenter’s rights for any of the foregoing matters to be voted on at the Annual Meeting.

          Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting. Because abstentions with respect to any matter are treated as shares present or represented and entitled to vote for the purposes of determining whether the matter has been approved by the Shareholders, abstentions have the same effect as negative votes for each proposal other than the Election of Directors. Broker non-votes are not deemed to be present or represented for purposes of determining whether Shareholder approval of that matter has been obtained, but they are counted as present for purposes of determining the existence of a quorum at the Annual Meeting.

PROPOSAL 1 - ELECTION OF DIRECTORS

General Information About the Board

          The Board currently consists of eight members, divided into three classes, Class I, Class II and Class III. Classes I and II consist of three directors each and Class III consists of two directors. The term of the Class II directors expires at this Annual Meeting. The terms of the Class I and Class III directors expire at the 2010 and 2009 annual meetings of Shareholders, respectively. Shareholders annually elect directors of one of the three classes to serve until the third annual meeting of Shareholders after their election and until their successors have been duly elected and qualified or until their earlier death, resignation or removal.

          The Board has nominated Melvyn I. Cohen, Jean A. Diamond, J.K. Hage III and Samuel A. Kidston for election as directors with Melvyn I. Cohen, Jean A. Diamond and Samuel A. Kidston for election as Class II Directors and J.K. Hage III for election as a Class I Director. Proxies solicited by the Board will, unless otherwise directed, be voted for the election of these nominees. The Classes I and II Directors will serve, respectively, until the 2010 and 2011 annual meetings of Shareholders, and until their successors have been duly elected and qualified or until their earlier death, resignation or removal. All of the nominees are currently serving as directors in the same classes to which they have been nominated. If elected, vacancies, if any, in the positions held by Messrs. Kidston and Hage will, until the 2010 Annual Meeting, be filled by the Board from nominees recommended by the Group (defined below), of which both of them are members, and acceptable to the Board.

          The nominees have consented to serve as directors of the Company if elected. If at the time of this Annual Meeting any of the nominees are unable or declines to serve as a director, the discretionary authority provided in the enclosed proxy card will be exercised to vote for a substitute candidate designated by the Board. The Board has no reason to believe that any of the nominees will be unable or will decline to serve as a director.

          Following is information, as of the Record Date, regarding the nominees including information furnished by them as to their principal occupations:

NOMINEES FOR DIRECTORS - CLASS II - TERM TO EXPIRE IN 2011

Name	Age	Positions, Offices and Other Information

Melvyn I. Cohen	68	Melvyn I. Cohen has been a director of the Company since November 1999. Mr. Cohen has been the sole member of M. Cohen and Company LLC, a certified public accounting firm in the State of New Jersey, since December 1994. Mr. Cohen has been a member of the American Institute of Certified Public Accountants and a member of the New Jersey Society of Certified Public

		Accountants since 1968. Mr. Cohen has been a Certified Public Accountant for over 35 years.

Jean Diamond	67	Jean Diamond was appointed to the Board in January of 2003, and has served as Chairman of the Board of the Company since July 2, 2003 and Chief Executive Officer of the Company since June 21, 2005. Mrs. Diamond is a co-founder of the Company and has been an integral part of the Company since its inception. She also serves as Chief Executive Officer, with operational responsibilities in SED International, Inc., a Georgia corporation and a wholly-owned subsidiary of the Company (“SED International”).

Samuel A. Kidston	33	Samuel A. Kidston is the founder and Chief Investment Officer of North & Webster, LLC, an investment management and advisory firm. Prior to founding North & Webster, LLC, Mr. Kidston served as an equity analyst at BlackRock, Inc., from December 2001 to March 2006. Mr. Kidston earned a B.A. from Wesleyan University and received his Charter as an Investment Analyst from the CFA Institute.

NOMINEES FOR DIRECTORS - CLASS II - TERM TO EXPIRE IN 2011

Name	Age	Positions, Offices and Other Information

J.K. Hage III	57
J.K. Hage III is the Managing partner of the law firm of Hage & Hage LLC., where he has practiced law since 1978. Mr. Hage is a founder of the Griffiss Institute, a nonprofit organization dedicated to research, training and services in information security. From November 2004 to May 2006, he served as its General Counsel and from February 2003 to November 2004, he served as its first Executive Director. Mr. Hage earned a B.A. from Hamilton College and a J.D. from Albany Law School and is admitted to both the, New York and the Alaska Bars.

The Board recommends that the Shareholders vote FOR the election of the nominees named above as Directors of the Company.

          Following is information, as of the Record Date, regarding continuing directors including information furnished by them as to their principal occupations:

DIRECTORS CONTINUING IN OFFICE - CLASS I - TERM TO EXPIRE IN 2010

Name	Age	Positions, Offices and Other Information

Stewart I. Aaron	68	Stewart I. Aaron has been a director of the Company since November 1994. Mr. Aaron currently serves as the President of, LABS, Inc., a silk plant manufacturer based in Atlanta, Georgia, and has held that position over the last 20 plus years. Additionally, he also currently serves as the President of Stewart Aaron and Associates, Inc, a real estate development company

Arthur Goldberg	69	Arthur Goldberg has been a director of the Company since May 2008. He is currently the Chief Financial Officer of Clear Skies Solar, Inc. (OTCBB: CSKH), a developer, seller and installer of photo voltaic panels. Prior to that he served as CFO of Milestone Scientific, Inc. (OTCBB: MLSS) from August 2007 to January 2008. From July 2006 to June 2007, Mr. Goldberg served as CAO and CFO of St. Luke’s School, a non-sectarian college prep school located in New Canaan, Connecticut. From December 2005 to July 2006, Mr. Goldberg was a private accounting and business consultant. From February 1999 to November 2005, Mr. Goldberg was a partner in the firm of Tatum CFO Partners, serving as an interim CFO for both public and private companies. Prior to 1999, Mr. Goldberg held several senior executive positions, including CFO and COO of a number of public companies. Mr. Goldberg holds a B.B.A. from the City College of New York, a M.B.A. from the University of Chicago and J.D. and LL.M. degrees from New York University School of Law. Mr. Goldberg is also a Certified Public Accountant.

DIRECTOR CONTINUING IN OFFICE - CLASS III- TERM TO EXPIRE IN 2009

Name	Age	Positions, Offices and other Information

Stephen Greenspan	67
Stephen Greenspan has been a director of the Company since May 2008. He was the Founder, Chairman, President and Chief Executive Officer of K&G Men’s Center, Inc. a formerly publicly traded men’s apparel retailer until he retired in 2002. Mr. Greenspan presently sits on the board of Floor and Décor Outlets of America, Inc., and works with a number of charities both personally as well as through his family foundation and charitable trust.

Joseph Segal	65
Joseph Segal was appointed to the Board in September 2005. Since 1998, Mr. Segal has served as managing partner in Cornerstone Capital Partners, LLC, a real estate investment firm operating in Georgia and Florida. Mr. Segal previously served as Chairman of the Board and Chief Operating Officer of Phoenix Communications, a commercial printing and publishing firm, until December 1997.

Director Independence

          The Board has determined that Messrs. Aaron, Cohen, Kidston, Goldberg, Greenspan, Hage and Segal are independent as that term is defined in the listing standards of the NASDAQ. As of the end of the last fiscal year, Messrs. Aaron, Cohen and Segal are the sole members of the Company’s audit committee, and Messrs. Aaron and Cohen are the sole members of the Company’s compensation committee and are independent for such purposes. In determining the independence of Messrs. Kidston and Hage, the Board considered the Corporation’s payment of North & Webster Groups’ out-of-pocket expenses in connection with the settlement agreement among the Corporation and each of the members of that Group. Messrs. Kidston and Hage are members of that Group.

          In addition, the Board has also appointed Mr. Greenspan as Lead Independent Director. The primary function of the Lead Independent Director is to coordinate the activities of the other non-management directors, and perform such other duties and responsibilities as the Board may determine.

EXECUTIVE OFFICERS OF THE COMPANY

          The following table sets forth the names, ages and principal positions of the Company’s executive officers as of the Record Date:

Name	Age	Position with the Company

Jean Diamond	67	Chairman of Board, Chief Executive Officer
Jonathan Elster	36	Executive Vice President
Barry Diamond	66	Vice President – Purchasing
Mark DiVito	49	Vice President of Operations
Lyle Dickler	40	CFO, Vice President of Finance

          The principal occupation and business experience for at least the last five years for each executive officer is set forth below (except for Ms. Jean Diamond, whose business experience is discussed above).

          Barry Diamond has been with the Company since 1987. Mr. Diamond currently serves as Vice-President of Purchasing, responsible for managing the Company’s inventory. Prior to that, from 1987 to 2008 he was Vice-President of Product Management, responsible for the management of the Company’s wireless business. Mr. Diamond has been in the Wireless and Electronics Business for over thirty years. Mr. Diamond was Vice-President of Purchasing for All Brands/Brands Mart from 1970-1980. Mr. Diamond was President of Great Sounds of New York, a consumer electronics business, from 1980-1987. Barry Diamond is Jean Diamond’s brother-in-law.

          Jonathan Elster has been with the Company since 1995. Mr. Elster currently serves as Executive Vice President of the Company. Mr. Elster began his career with the Company as a sales representative in 1995. He has served as a Sales Manager from 1997 to 1999 and as Vice President-Sales from 1999 to 2000. In 2000, Mr. Elster was promoted to Senior Vice-President of Sales and Marketing and is responsible for sales and marketing operations of the Company. Mr. Elster has held the position of Executive Vice President since January 2004. Jonathan Elster is Jean Diamond’s son-in-law.

          Mark DiVito has been with the Company since 1996. Mr. DiVito currently serves as the Company’s Vice-President of Operations. Prior to that, he held the following positions with the Company: from August 1999 to January 2005, Vice-President of Human Resources; from July 1998 to August 1999, Director of Human Resources; and from September 1996 to July 1998, Director of Corporate Security.

          Lyle Dickler has been with the Company since June 2005. Mr. Dickler currently serves as the Company’s Chief Financial Officer, Vice-President of Finance, Secretary and Treasurer. Since joining the Company as its Controller in June 2005, Mr. Dickler has been promoted to Vice-President of Finance in July 2006 and Chief Financial Officer in May 2008. Prior to joining the Company, Mr. Dickler served from May 2003 to June 2005 as Controller for Okabashi Brands, Inc. From 2001 to 2003, Mr. Dickler served as Controller for PAI Industries, Inc.

DIRECTOR MEETINGS AND COMMITTEES

Board Meetings during Fiscal 2008

          The Board held four quarterly meetings during fiscal 2008. All directors serving on the Board attended all quarterly meetings. All members serving on the Board attended the 2007 Annual Meeting of Shareholders. The Company does not have a formal policy requiring each member of the Board to attend Annual Meetings of Shareholders.

Board Committees

          The Board has the following standing committees: Audit (the “Audit Committee”), Compensation (the “Compensation Committee”), Nominating and Corporate Governance (the “Nominating and Governance Committee”), and Legal Affairs (the “Legal Affairs Committee”). In addition, during the fiscal year ended June 30, 2008, the Board also had stock option and 401(k) plan committees which duties have now been subsumed by the Compensation Committee. The Legal Affairs Committee was established by the Board in December 2008 and does not currently have any members. The Company expects that members will be appointed to that committee at the annual meeting of the Board following this Annual Meeting.

          The Board has not set specific, minimum qualifications that must be met by a director candidate. Rather, in evaluating candidates for recommendation to the Board, the Board considers the following factors, in addition to any other factors that it deems appropriate:

  whether the candidate is of the highest ethical character and shares the values of the Company;

  whether the candidate’s reputation, both personal and professional, is consistent with the image and reputation of the Company;

  whether the candidate’s characteristics, experiences, perspectives and skills would benefit the Board given the current composition of the Board;

  whether the candidate is “independent”;

  whether the candidate is free from material conflicts of interest that would interfere with the candidate’s ability to perform the duties of a director;

  whether the candidate’s service as an executive officer of another company or on the boards of directors of other public companies would interfere with the candidate’s ability to devote sufficient time to discharge his or her duties as a director; and

  if the candidate is an incumbent director, the director’s overall service to the Company during the director’s term, including the number of meetings attended, the level of participation and the overall quality of performance of the director.

          Shareholders who wish to recommend director candidates for consideration by the Board may do so by mailing a written recommendation to the Chairman of the Board, c/o Secretary, SED International Holdings, Inc. 4916 North Royal Atlanta Drive, Tucker, Georgia 30084. Such recommendation must include the following information:

  the name and address of the Shareholder submitting the recommendation, the beneficial owner, if any, on whose behalf the recommendation is made and the director candidate;

  the class and number of shares of stock of the Company that are owned beneficially and of record by the Shareholder and, if applicable, the beneficial owner, including the holding period for such shares as of the date of the recommendation;

  full biographical information concerning the director candidate, including a statement about the director’s qualifications;

  description of all arrangements or understandings among the Shareholder and the candidate and any other person or persons pursuant to which the recommendation is being made; and

  a written consent of the candidate (1) to be named in the Company’s proxy statement and stand for election if nominated by the Board and (2) to serve if appointed by the Shareholders.

          Recommendations by Shareholders for director candidates to be considered by the Chairman of the Board must be submitted not later than the 120th calendar day before the date the Company’s proxy statement was released to Shareholders in connection with the previous year’s annual meeting. The submission of a recommendation by a Shareholder in compliance with these procedures will not guarantee the selection of the Shareholder’s candidate or the inclusion of the candidate in the Company’s proxy statement.

Audit Committee

          The members of the Audit Committee during Fiscal 2008 were Messrs. Aaron, Cohen and Segal. The Audit Committee met six times in fiscal 2008, with all members attending all meetings. The Audit Committee reviews and reports to the Board on our internal accounting and financial controls and on the accounting principles and auditing practices and procedures to be employed in preparing and reviewing our consolidated financial statements. The Audit Committee is also responsible for engaging and overseeing our independent public auditors, the scope of the audit to be undertaken by such auditors and the pre-approval of any audit and permitted non-audit services provided by such auditors. A copy of the Audit Committee charter is posted on the Company’s website at www.sedonline.com.

          Audit Committee Financial Expert

          The Board has determined that Melvyn I. Cohen qualifies as the Company’s “audit committee financial expert,” as that term is defined in Item 407(d)(5) of Regulation S-K, and “independent” under Nasdaq’s listing standards and Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

AUDIT COMMITTEE REPORT

          Management is responsible for the Company’s financial statements and reporting process, including its system of internal controls. The Company’s independent auditors are responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States.

          In performing its functions, the Audit Committee:

  met with the Company’s independent auditors, with and without management present, to discuss the overall scope and plans for their respective audits, the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting;

  reviewed and discussed the Company’s audited financial statements with management of the Company;

  reviewed and discussed with the Company’s independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61, as it may be amended or supplemented; and

  received the written disclosures and the letter from the independent accountants, as required by Independent Standards Board Standard No. 1 (“Independence Discussions with Audit Committee”) as may be modified or supplemented, and has discussed with the independent accountants the independent accountants’ independence.

          Based upon the review and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee charter, the Audit Committee recommended to the Board (and the Board has approved) that the audited financial statements be included in the Company’s Annual Report on Form 10-K to the Shareholders.

          This report is respectfully submitted on behalf of the members of the Audit Committee:

Melvyn I. Cohen, Chairman
Stewart I. Aaron
Joseph Segal

Compensation Committee

          The Compensation Committee of the Board currently consists of two members, Messrs. Aaron and Cohen. The Compensation Committee met once in fiscal 2008, with all members attending that meeting. The Compensation Committee is responsible for setting annual and long-term performance goals for the Chief Executive Officer, evaluating her performance against these goals, and recommending her salary, bonus and long-term incentives. The Compensation Committee reviews the performance of all of the executive officers of the Company and recommends to the Board the amount and form of all compensation of executive officers of the Company. The Board established the Compensation Committee on August 26, 1998. In December 2008, the Board adopted a Compensation Committee charter. A copy of the Compensation Committee charter is posted on the Company’s website at www.sedonline.com.

          Compensation Committee Interlocks and Insider Participation

          None of the Company’s executive officers serve as a member of the Board or compensation committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of the Board or Compensation Committee. None of the persons who are members of the Compensation Committee have ever been employed by the Company.

Nominating and Corporate Governance Committee

          In May 2008, the Board established a Nomination Committee appointed Messrs. Cohen and Aaron as the members. The Nomination Committee did not meet in fiscal 2008. In December 2008, the Board delegated corporate governance responsiblities to the committee and adopted a Nominating and Governance Committee charter. The Nominating and Governance Committee identifies and recommends nominees to the Board and oversees compliance with the Company’s corporate governance guidelines. A copy of the Nominating and Governance Committee charter is posted on the Company’s website at www.sedonline.com.

Legal Affairs Committee

          The Legal Affairs Committee was established by the Board in December 2008 and does not currently have any members. The Company expects that members will be appointed to that committee at the annual meeting of the Board following this Annual Meeting. The Legal Affairs Committee assist the Board and management in dealing with law-related issues on an ongoing basis and evaluates, assess and recommends to the Board appropriate action with respect to related party transactions.

Stock Option Committee

          The Stock Option Committee of the Board administers the Company’s various stock benefit plans (the 1991 Plan, the 1995 Directors Plan, the 1997 Plan and the 1999 Plan, collectively, the “Plans”) and as such, with the exception of the 1995 Directors Plan, reviewed and acted upon management’s recommendations with respect to stock option grants and restricted stock awards under those Plans. The Stock Option Committee currently consists of two members, namely Messrs. Aaron and Segal.

401(k) Plan Committee

          Messrs. Aaron and Cohen served as the members of the committee administering the Company’s 401(k) Plan (the “401(k) Plan”) available to all eligible employees of the Company and SED International, including executive officers. As of January 1, 2002, the Company is under no obligation to provide 401K matching funds. Matching funds will be provided to employees at the discretion of the Board.

          In December 2008, the duties of the Stock Option Committee and the 401(k) Plan Committee were subsumed by the Compensation Committee.

CODE OF ETHICS

          The Company has adopted a Code of Ethics (the “Code of Ethics”), which applies to all directors, officers and employees. A copy of the Code of Ethics is available on the Company’s website at www.sedonline.com. The Company intends to make any disclosures regarding amendments to, or waivers from, the Code of Ethics by posting such information on the Company’s website.

PROPOSAL 2
APPROVAL OF AN AMENDMENT TO THE CHARTER TO DECLASSIFY THE BOARD
SUBSEQUENT TO THIS ANNUAL MEETING

General

          The Board unanimously adopted a resolution, subject to Shareholder approval, to amend the Charter to eliminate the separate classes of the Board (the “Board Declassification Amendment”). Shareholder approval of this proposal would give the Board authority to file an amendment to the Charter to declassify the Board. Upon the Board Declassification Amendment becoming effective, beginning with the annual meeting of Shareholders for the fiscal year ending June 30, 2009, directors will be elected until the next annual meeting of Shareholders and until his or her successor is duly elected and qualified or until the earlier of his or her death, resignation or removal. The Board Declassification Amendment will not change the terms of the existing directors of the Company. Existing directors on the effective date of this amendment will serve out the remainder of their respective terms in their respective classes and, upon the expiration of their terms and election, these directors or their successors will be elected to the Board until the next annual meeting of Shareholders and until his or her successor is duly elected and qualified or until the earlier of his or her death, resignation or removal. A copy of the Board Declassification Amendment is attached as Appendix A to this Proxy Statement.

Reasons for this proposal

          The Company believes that the Board Declassification Amendment would be in its and its Shareholders’ best interest because Board members and their performance on the Board will be subject to Shareholder review annually. As a result, the Company believes that the amendment will serve as an incentive to Board members to continue in their efforts to improve the Company’s performance.

Procedure for effecting the Board Declassification Amendment

          Upon Shareholder approval at the Annual Meeting the Company will promptly file an Articles of Amendment with the Secretary of State of Georgia to amend its then existing Articles of Incorporation to put into effect the Board Declassification Amendment. The Board Declassification Amendment will become effective on the date of filing the Articles of Amendment or on such future date deemed appropriate by the Board, which is referred to as the “effective date” (the “Declassification Date”)

Impact of the Board Declassification Amendment

          Beginning with the next annual meeting of Shareholders after the Declassification Date, upon the expiration of the terms of the existing Board members, existing Board members or their successors will only be elected and remain in office until the next annual meeting of Shareholders and until his or her successor is duly elected and qualified or until the earlier of his or her death, resignation or removal. Directors previously elected to terms expiring after the Declassification Date would continue to hold office until the expiration of their terms. The text of the Board Declassification Amendment is subject to modification to include such changes as may be required by the office of the Secretary of State of Georgia and as the Board deems necessary and advisable to effect the Board Declassification Amendment.

The Board unanimously recommends a vote FOR the approval of this proposal.

PROPOSAL 3
APPROVAL OF AN AMENDMENT TO THE CHARTER AND BYLAWS TO ALLOW ACTION BY
WRITTEN CONSENT OF SHAREHOLDERS HOLDING 66 2/3% OR MORE OF THE
OUTSTANDING SHARES OF COMMON STOCK WITHOUT A MEETING OF SHAREHOLDERS

General

          The Board unanimously adopted a resolution, subject to Shareholder approval, to amend the Charter and Bylaws to allow Shareholders holding not less than 66 2/3% of the outstanding shares of Common Stock to take action by written consent without a meeting, other than the removal of directors (the “Shareholder Consent Amendments”). Shareholder approval of this proposal would give the Board authority to file an amendment to the Charter and to amend the Bylaws to implement the Shareholder Consent Amendment. Currently, only the Bylaws specifically addresses the issue of action by written consent of Shareholders without a meeting and requires that such action be unanimously approved by Shareholders holding 100% of the issued and outstanding shares of Common Stock. Copies of the Shareholder Consent Amendments are attached as Appendices A and B to this Proxy Statement.

Reasons for this proposal

          The Company believes that the Shareholder Consent Amendments would give Shareholders the ability to have a more immediate impact on the Company and certain of its decisions and may serve to save the Company the expense related to holding a meeting of Shareholders.

Procedure for effecting the Shareholder Consent Amendment

          Upon Shareholder approval at the Annual Meeting, the Company will promptly file an Articles of Amendment with the Secretary of State of Georgia to amend its existing Articles of Incorporation and amend Section 1.11 of the Bylaws to put the Shareholder Consent Amendments into effect. The Shareholder Consent Amendments will become effective on the earlier of the amendment to the Bylaws or the date of filing the related Articles of Amendment or on such future date deemed appropriate by the Board (the “Consent Amendment Effective Date”).

Impact of the Shareholder Consent Amendment

          Beginning on the Consent Amendment Effective Date, Shareholders holding 66 2/3% of the outstanding shares of Common Stock can take action by written consent without a meeting for all matters requiring Shareholder approval, other than the removal of directors. The text of the Articles of Amendment is and the amended Section 1.11 of the Bylaws are set forth in Appendices A and B to this proxy statement, respectively. The text of the Articles of Amendment is subject to modification to include such changes as may be required by the office of the Secretary of State of Georgia and as the Board deems necessary and advisable to effect the Shareholder Consent Amendments.

The Board unanimously recommends a vote FOR the approval of this proposal.

PROPOSAL 4
ADVISORY APPROVAL OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

          J.H. Cohn LLP has been the Company’s independent registered public accounting firm since 2005. Their audit report appears in the Company’s annual report for the fiscal year ended June 30, 2008. A representative of J.H. Cohn LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

          Selection of the independent registered public accounting firm is not required to be submitted to a vote of the Company’s Shareholders for ratification. In addition, the Sarbanes-Oxley Act of 2002 requires the Audit Committee to be directly responsible for the appointment, compensation and oversight of the audit work of the independent registered public accounting firm. The Audit Committee expects to appoint J.H. Cohn LLP to serve as independent auditors to conduct an audit of the Company’s accounts for the 2009 fiscal year. However, the Board is submitting this matter to its Shareholders as a matter of good corporate practice. If the Shareholders fail to vote on an advisory basis in favor of the selection, the Audit Committee will take that into consideration when deciding whether to retain J.H. Cohn LLP, and may retain that firm or another without resubmitting the matter to the Shareholders. Even if Shareholders vote on an advisory basis in favor of the appointment, the Audit Committee may, in its discretion, direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and the Shareholders.

The Company’s Board Recommends A Vote FOR This Proposal And Proxies That Are Signed And
Returned Will Be So Voted Unless Otherwise Instructed.

INDEPENDENT PUBLIC ACCOUNTANTS

          The firm of J. H. Cohn LLP has served as the Company’s independent registered public accounting firm since 2005.

          Audit and Non-Audit Fees

          The following table presents fees for professional audit services rendered by J. H. Cohn LLP for the audit of the Company’s annual financial statements for the fiscal years ended June 30, 2008 and 2007, respectively.

	2008	2007
Audit Fees

J. H. Cohn LLP (1)	$ 249,000	$ 251,000

(1) J. H. Cohn LLP fees for fiscal 2008 are estimated.

          J. H. Cohn LLP fees for fiscal 2008 include audit of the Company’s Annual financial statements and review of financial statements included in the Company’s Form 10-Q quarterly reports. J. H. Cohn LLP neither billed us any fees nor provided any services other than the audit services and fees included above.

          The Audit Committee’s current practice is to pre-approve all audit services and all non-audit services to be provided to the Company by its independent auditor.

EXECUTIVE COMPENSATION

Summary of Compensation

          The following table sets forth certain information with respect to compensation for the fiscal year ended June 30, 2008 earned by or paid to the Company’s chief executive officer (principal executive officer), and two other most highly compensated executive officers whose total salary exceeded $100,000 in fiscal 2008 (the ”Named Executive Officers”):

	Fiscal		Cash	Stock	All Other
	Year	Salary	Bonus	Awards	Compensation	Total
Name and Principal Position		$	$	$	$ (2)	$

Jean A. Diamond
Chairman of the Board
and Chief Executive
Officer	2008	288,317	—	29,584 (3)	22,216	340,117
	2007	281,285			19,880	301,165

Jonathan Elster
Executive Vice President	2008	259,990	15,000 (1)	23,667 (3)	16,494	315,151
	2007	259,990	16,650		16,406	293,046

Barry Diamond
Vice President of Wireless
and Purchasing	2008	199,992	3,250	23,667 (3)	15,327	242,236
	2007	199,996			11,417	211,413

(1)	This amount was paid in fiscal 2009.

(2)	Auto expense reimbursement or auto use benefit.

(3)

Reflects the value of the restricted stock that was charged to income in the reported period as reported on the Company’s financial statements. For a description of the assumptions made in the valuation, see the Share- Based Compensation section under Note 2, and the Restricted Stock section under Note 7, to the Company’s Financial Statements included with this Annual Report on Form 10-K.

          The primary objective of the Company’s executive compensation program is to attract and retain qualified, energetic managers who are enthusiastic about the Company’s mission and culture. A further objective of the compensation program is to provide incentives and reward each manager for their contribution. In addition, the Company strives to promote an ownership mentality among key leadership and the Board of Directors.

          It is the Company’s intention to set total executive cash compensation sufficiently high to attract and retain a strong motivated leadership team, but not so high that it creates a negative perception with the Company’s Shareholders. Each executive’s current and prior compensation is considered in setting future compensation. In addition, the Company reviews the compensation practices of other companies. To some extent, the Company’s compensation plan is based on the market and the companies we compete against for executive management. The elements of the Company’s plan (e.g., base salary, bonus and stock options) are similar to the elements used by many companies. The exact base pay, stock option grant, and bonus amounts are chosen in an attempt to balance the Company’s competing objectives of fairness to all stakeholders and attracting/retaining executive managers.

Discussion of Summary Compensation and Plan-Based Awards

          The Company executive compensation policies and practices, pursuant to which the compensation set forth in the Summary Compensation Table was paid or awarded, are described above under “Compensation Discussion and Analysis”. A summary of certain material terms of the Company’s compensation plans and arrangements is set forth below.

Agreements with Certain Executive Officers

          The Company has employment agreements with Jean Diamond, Jonathan Elster and Barry Diamond.

          The employment agreement with Jean Diamond has a five-year term currently expiring on November 7, 2012 and automatically renews annually until it is terminated by the Company or Ms. Diamond pursuant to the terms thereof. Her agreement, as amended to date, (i) provides for an annual base salary of $316,000 (as of July 1, 2008), increases annually in an amount equal to the greater of five percent of her then current salary or the percentage increase in the Consumer Price Index for the month of June relative to the same prior year period, (ii) provides for an automobile allowance, and (iii) does not provide for an annual bonus. The agreement also provides that if a Change of Control (as hereinafter defined) occurs during her employment term and her employment is terminated (i) by the Company, or by her upon the occurrence of certain events, or (b) by her in her sole discretion concurrently with, or within 30 days of, the date of the occurrence of the Change of Control, she will be entitled to a cash payment in an amount equal to all annual salary and other benefits owing to her for the period from the date of termination through the remainder of the term of her employment under the agreement. However, in no event shall the amount of any such cash payment be less than the aggregate of her then annual salary plus the value of all other benefits payable to her on an annualized basis under her employment agreement, as amended. A Change of Control is deemed to have occurred when, during the term of Ms. Diamond’s employment pursuant to her employment agreement, (i) any individual, entity, group or association becomes the beneficial owner of securities of the Company representing 30% or more of the combined voting power of the Company’s or SED International’s then-outstanding securities entitled to vote generally in the election of directors; (ii) a change in a majority of directors of the Board and such new directors were not appointed, approved or nominated by the Board; (iii) all or substantially all of the assets of the Company or SED International are sold, conveyed, transferred or otherwise disposed of, in one or more transactions, without the approval of the Board or the board of directors of SED International, as the case may be.

          The employment agreement with Jonathan Elster, effective as of July 1, 2004, is for a term of five years. Mr. Elster’s annual compensation includes an annual base salary of $260,000 plus an annual bonus in an amount equal to three percent (3%) of the Company’s Pre-tax Adjusted Annual Income. The Company’s

“Pretax Adjusted Annual Income” means with respect to a given fiscal year (a) the sum of earnings before taxes as reported on its audited consolidated statement of operations for such fiscal year, excluding extraordinary non-operational costs and profits. He is also entitled to participate in all of the Company’s employee benefit programs available to management executives, including health and long-term disability insurance. The Company may terminate Mr. Elster’s employment for “good cause,” as defined in his employment agreement. In addition, upon termination of his employment, Mr. Elster has agreed not to solicit customers of the Company for a period of a one (1) year from the date of termination.

          On November 20, 2008, the employment agreement with Mr. Elster was amended and restated. As amended and restated, his term of employment was extended though July 1, 2010 and the Company became the contracting party in the place of its operating subsidiary, SED International, Inc. Other than these changes, no material changes were made to the employment arrangement with the Company.

          Also, on November 20, 2008, the Company entered into an employment agreement with Barry Diamond to secure his continued employment with the Company through November 2010. Under the agreement, Mr. Diamond is no longer entitled to the auto expense reimbursement and auto use benefit that he received during the last two fiscal years and his annual base salary is set at $215,000. He is also entitled to participate in all of the Company’s employee benefit programs available to management executives, including health and long-term disability insurance. The Company may terminate Mr. Diamond’s employment for “good cause,” as defined in his employment agreement. In addition, upon termination of his employment, Mr. Diamond has agreed not to solicit customers of the Company for a period of a one (1) year from the date of termination.

Equity Compensation Plans

          The Company has granted stock options under four Plans (the “1991 Plan”, the “1995 Directors Plan”, the “1997 Plan”, and the “1999 Plan”), which are utilized to promote the long-term financial interest of the Company. The Compensation Committee of the Board administers the stock option plans. In the aggregate, the Plans authorize the grant of up to 2,441,500 shares of Common Stock to directors, officers and key employees. The Shareholders approved all of the Plans, with the exception of the “1999 Plan” or awards.

          The “1999 Plan”, established on July 20, 1999 for a term of ten years authorizes the Company to grant up to 1,200,000 shares of Common Stock to employees, Directors and Consultants of the Company and is intended to be a “broad-based plan” in that, at all times not more than fifty percent (50%) of the optionees and recipients of the plan shall be officers or affiliates. Under the plan, the Company may grant both nonqualified options and restricted stock awards and have an option or award price of the fair market value of the Company’s Common Stock on the date of grant. Unless otherwise specified by the Compensation Committee, options and restricted awards vest ratably over a four-year period. All grants expire no later than 10 years from the date of grant. No stock options or awards were granted in fiscal 2008.

Equity Compensation Plans Information

			Number of securities
			remaining available for
			future issuance under equity
	Number of Securities to be	Weighted-average exercise	compensation plans
	issued upon exercise of	price of outstanding	(excluding securities reflected
	outstanding options,	options, warrants and	in column (a)
Plan Category	warrants and rights (a)	rights (b)	(c)
Equity compensation plans
approved by security
holders	282,075	$ 2.08
Equity compensation plans not
approved by security
holders	221,834	$ 3.02	801,591
Total	503,909	$ 2.50	801,591

          On October 23, 2007, the Board of Directors of the Company adopted the SED International Holdings, Inc. 2007 Restricted Stock Plan (the “Stock Plan”) for the purposes of attracting and retaining the personnel necessary for the Company’s success. The Stock Plan covers employees and others who perform services for the Company including directors and consultants. A total of 750,000 shares of the Company’s authorized and unissued shares of common stock were reserved for grants under the Stock Plan. The Stock Plan is administered by the Company’s Board and/or Compensation Committee. As of June 30, 2008, 730,000 shares have been awarded under the Stock Plan.

Outstanding Equity Awards

          The following table sets forth certain information with respect to outstanding equity awards at June 30, 2008 with respect to the Named Executive Officers.

	Outstanding Equity Awards at Fiscal Year-End

		Option Awards		Stock Awards
	Number of
	Securities
	Underlying			Number of	Market Value of
	Unexercised			Shares or Units	Shares or Units
	Options (#)			of Stock that	of Stock that
	Exercisable	Option Exercise	Option	have not vested	have not vested
Name	(1)	Price ($)	Expiration Date	(#)	($)
Jean Diamond	50,000	1.96	10/15/2011	125,000(2)	218,750
Total	50,000

Jonathan Elster	62,500	1.96	10/15/2011	100,000(2)	175,000
Total	62,500

Barry Diamond	40,000	1.96	10/15/2011	100,000(2)	175,000
	50,000.44		1/15/2013
Total	90,000

(1)	Represents stock option grants at fair market value on the date of grant.

(2)

The restricted shares of common stock are subject to forfeiture prior to vesting and begin vesting in equal amounts on the second, third and fourth anniversaries of the grant date pursuant to the provisions of a restricted stock agreement.

Director Compensation

          For fiscal 2008, our “independent” directors received a quarterly fee of $2,500 and $2,500 for each regularly scheduled board meeting attended. Independent directors received $1,000 for non-regularly scheduled board meetings attended. In addition, the Chairman of the Audit Committee received a quarterly fee of $6,500. All other members of the Audit Committee received $750 each quarter for their participation. The Chairman of the Compensation Committee received $300 and another member received $250 for each meeting attended.

          For fiscal 2009, our “independent” directors will receive a quarterly fee of $7,500. In addition, the Chairman of the Audit Committee will receive a quarterly fee of $5,000. All other members of the Audit Committee will receive $1,250 each quarter for their participation. The Chairman of the Compensation Committee will receive $1,250 quarterly and other members will receive $500 for each meeting attended. Members of the Nomination Committee will each receive $500 for each meeting attended.

          The following table sets forth the compensation paid to our directors for the fiscal year ended June 30, 2008.

DIRECTOR COMPENSATION

	Fees Earned
	or Paid in
	Cash		Total
Name	($)		($)

Stewart I. Aaron	44,895		44,895
Melvyn I Cohen	70,175		70,175
Joseph Segal	19,785		19,785
Arthur Goldberg	-	(1)	-
Stephen Greenspan	-	(1)	-
Samuel A. Kidston	-	(2)	-
J.K. Hage III	-	(2)	-

(1)	Joined the Board in May, 2008. No compensation was paid to this director during fiscal 2008.
(1)	Joined the Board in December, 2008. No compensation was paid to this director during fiscal 2008.

          During the fiscal 2008, Messrs. Aaron, Cohen and Segal each received aggregate cash compensation for serving on the Board and attending regular Board meetings of $22,000, $45,000 and $19,500, respectively. In addition to compensation for regular Board Meeting attendance, Messrs. Aaron, Cohen and Segal were paid $22,895, $25,175 and $285, respectively, for advisory services. The Company also pays ordinary and necessary travel expenses for independent directors to attend Board and any committee meetings. No stock options or awards were granted to directors in fiscal 2008.

REPORT OF THE COMPENSATION COMMITTEE

          The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and based on the review and discussion the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

          This report is respectfully submitteed on behalf of the members of the Compensation Committee:

Stewart I. Aaron, Chairman
Melvyn I. Cohen

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGERS

          The following table sets forth certain information as of the Record Date regarding the beneficial ownership of Common Stock by (i) the Named Executive Officers, (ii) the Company’s directors and director nominees, (iii) each person we know to beneficially own more than 5% of outstanding Common Stock, and (iv) all directors and executive officers of the Company as a group.

	Amount and Nature		Percent
Name of Beneficial Owner	of Beneficial Ownership		of Class

Stewart I. Aaron	57,857	(1)	1.19%
Melvyn I. Cohen	377,283	(2)	7.69%
Barry Diamond	198,255	(3)	4.04%
Jean Diamond	379,000	(4)	7.78%
Jonathan Elster	164,000	(5)	3.36%
Arthur Goldberg	24,857	(6)	*
Stephen Greenspan	22,857	(6)	*
Joseph Segal	22,857	(6)	*
J.K. Hage III	111,200	(7)	2.31%
Samuel A. Kidston	334,537	(8)	6.94%
All current directors and executive
officers as a group (12 persons)	1,859,233	(9)	35.95%

5% Shareholders:
FMR Corp	480,000	(10)	9.95%
North & Webster Group	1,407,385	(11)	29.18%

*	Represents less than one percent of the outstanding Common Stock.

(1)

The shares include 35,000 options 22,857 restricted shares of common stock granted on July 1, 2008, which are subject to vesting and forfeiture over a two year period pursuant to the provisions of a restricted stock agreement, for Mr. Aaron.

(2)

The shares include 83,000 options and 22,857 restricted shares of common stock granted on July 1, 2008, which are subject to vesting and forfeiture over a two year period pursuant to the provisions of a restricted stock agreement, for Mr. Cohen. The shares indicated include 271,426 shares held by one trust for the benefit of Ms. Jean Diamond. Mr. Cohen has voting power for the shares held in the trust.

(3)

The shares include 90,000 options and 100,000 restricted shares of common stock granted on October 23, 2007 which are subject to vesting and forfeiture over a four year period pursuant to the provisions of a restricted stock agreement, for Mr. Diamond.

(4)

The shares include 50,000 options 125,000 restricted shares of common stock granted on October 23, 2007 which are subject to vesting and forfeiture over a four year period pursuant to the provisions of a restricted stock agreement, for Mrs. Diamond. Ms. Diamond has sole voting power over 329,000 shares. The shares indicated do not include 271,426 shares held by a trust for the benefit of Ms.

Diamond. Ms. Diamond does not have voting power over shares held in trust for her benefit.

(5)

The shares include 62,500 options and 100,000 restricted shares of common stock granted on October 23, 2007 which are subject to vesting and forfeiture over a four year period pursuant to the provisions of a restricted stock agreement, for Mr. Elster.

(6)

The shares include 22,857 restricted shares of common stock granted on July 1, 2008 which are subject to vesting and forfeiture over a two year period pursuant to the provisions of a restricted stock agreement, for Messrs. Goldberg, Greenspan and Segal.

(7)

The shares include 18,700 shares of Common Stock owned by Adirondack Capital LLC (“Adirondack”) and 92,500 shares of Common Stock beneficially owned by Hedy A. Hyde, his spouse. Mr. Hage III is a managing member of Adirondack. Mr. Hage disclaims beneficial ownership of the shares beneficially owned by Adirondack and his wife except to the extent of his pecuniary interest therein. The principal business address of Mr. Hage is c/o Hage & Hage LLC, 610 Charlotte Street, Utica, New York 13501.

(8)	The shares include 307,445 shares of Common Stock owned in the aggregate by North & Webster Value Opportunities Fund, LP, North & Webster Fund II, LP, and North & Webster, LLC (collectively, the “North & Webster Entities”). North & Webster, LLC is the general partner of both of North & Webster Value Opportunities Fund, LP and North & Webster Fund II, LP. Mr. Kidston is a Managing Member of North & Webster, LLC and disclaims beneficial ownership of the shares of Common Stock beneficially owned by the North & Webster Entities except to the extent of his pecuniary interest therein. The principal business address of Mr. Kidston is c/o North & Webster, LLC, 1430 Massachusetts Avenue, Cambridge, Massachusetts 02138.

(9)	The shares includes 345,000 shares underlying outstanding options and 574,285 restricted shares of common stock granted on October 23, 2007 and May 13, 2008 and 114,285 restricted shares granted on July 1, 2008, which are subject to vesting and forfeiture over a four year period pursuant to the provisions of a restricted stock agreement.

(10)	All of the shares indicated are deemed beneficially owned by Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp., as a result of its serving as investment adviser to Fidelity Low-Priced Stock Fund, the owner of the 480,000 shares. FMR Corp.’s address is 82 Devonshire Street, Boston, Massachusetts 02109.

(11)	The North & Webster Group (the “Group”), is a group for the purposes of Rule 13d-5(b)(1) of the Exchange Act, is composed of Hummingbird Management, LLC; Hummingbird Value Fund, L.P.; Hummingbird Microcap Value Fund, L.P.; Tarsier Nanocap Value Fund L.P.; Hummingbird Capital, LLC; Paul D. Sonkin, North & Webster, LLC; North & Webster Value Opportunities Fund, LP; North & Webster Fund II, LP; Samuel A. Kidston, Deep Woods Partners LP; Deep Woods Partners QP, LP; Todd Rosner; Allyn R. Earl and J. K Hage III. The shares beneficially owned by each of the members of the Group are included in the shares beneficially owned by the Group. The Committee’s mailing address is: c/o STEVEN WOLOSKY, ESQ. OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP, Park Avenue Tower, 65 East 55th Street, New York, New York 10022.

          The business address and telephone number of each of Jean Diamond, Jonathan Elster, Barry Diamond, Mark DiVito, Lyle Dickler, Stewart I. Aaron, Melvyn I. Cohen and Joseph Segal are c/o SED International Holdings, Inc., 4916 North Royal Atlanta Drive, Tucker, Georgia 30084 and (770) 491-8962.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies and Corporate Governance

          The Company’s policy is that transactions with another person or entity who is deemed to be an “affiliate” or a related party must be approved by a majority of the Company’s disinterested directors. Related party transactions are reviewed and approved by the Legal Affairs Committee and the Board.

Transactions with Related Parties

Lease of Headquarters

          On April 1, 1999, the Company signed a seven-year lease with one three-year renewal option with the Diamond Chip Group LLC, successor owner of the premises used by the Company for its headquarters. The Company exercised the renewal option on March 20, 2006. The members of the Diamond Chip Group LLC are the Marital Trust for the Benefit of Jean A. Diamond, Jean A. Diamond and JAD 2003 Trust, who own respectively 37.5%, 37.5%, and 25.0% of the outstanding interests in this entity. The beneficiaries of the JAD 2003 Trust are all the descendents of Gerald and Jean Diamond. The predecessor owner of the premises was Royal Park Company, a Georgia general partnership whose partners were Gerald and Jean Diamond. Melvyn Cohen is a trustee on the JAD 2003 Trust. Jean Diamond is Chairman of the Board and Chief Executive Officer of the Company.

          Rental payments for headquarter premises for fiscal 2008 were $321,000. Rent escalates each October at a rate of 3% per year. In addition to rental payments, the Company pays all operating costs associated with the lease of its headquarters. The lease expires on September 30, 2009.

          The lease also provides the Company with a right of first refusal to purchase the premises in the event Diamond Chip Group LLC proposes to sell the facility during the lease term.

Section 16(a) Beneficial Ownership Reporting Compliance

          Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten-percent Shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. Based solely on review of the copies of such forms furnished to us, or written representations that no Forms 5 were required, we believe that all Section 16(a) filing requirements applicable to our officers and directors were complied with during the fiscal year ended June 30, 2008.

COMMUNICATIONS WITH DIRECTORS

          It is the policy of the Company that Shareholders may, at any time, communicate with the Board by mailing a written communication to such director, c/o Secretary, SED International Holdings, Inc., 4916 North Royal Atlanta Drive, Tucker, Georgia 30084. All communications received in accordance with these procedures will be reviewed by the office of the Secretary of the Company and forwarded to the Board unless such communications are considered, in the reasonable judgment of the office of the Secretary of the Company, to be improper for submission to the intended recipient. Examples of Shareholder communications that would be considered improper for submission include, without limitation, communications that:

  do not relate to the business or affairs of the Company or the functioning or constitution of the Board or any of its committees;

  relate to routine or insignificant matters that do not warrant the attention of the Board;

  are advertisements or other commercial solicitations;

  are frivolous or offensive; or

  are otherwise not appropriate for delivery to directors.

ANNUAL REPORT

          The Company’s Annual Report to Shareholders for the fiscal year ended June 30, 2008 has been enclosed with this proxy statement (the “Annual Report”). The Annual Report includes our audited financial statements for the fiscal year ended June 30, 2008, along with other financial information and management discussion about the Company, which we urge you to read carefully. The financial statements are not part of the proxy soliciting material.

          Our annual report on Form 10-K for the fiscal year ended June 30, 2008, filed with the Securities and Exchange Commission (“SEC”), is included in the Annual Report, which accompanies this proxy statement.

HOUSEHOLDING

          The SEC’s rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more Shareholders sharing the same address by delivering a single proxy statement and annual report addressed to those Shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for Shareholders and cost savings for companies. Some brokers household proxy materials and annual reports, delivering a single proxy statement and annual report to multiple Shareholders sharing an address, although each Shareholder will receive a separate proxy card. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your broker. If you would like to receive a separate copy of this year’s Proxy Statement or Annual Report from the Company directly, please contact the Company by:

             writing to:

  SED International Holdings, Inc.,
  4916 North Royal Atlanta Drive,
  Tucker, Georgia 30084
  Attention: Lyle Dickler, Secretary; or

             telephoning the Company at: (770) 491-8962.

Shareholder Proposals for the 2009 Annual Meeting

          Shareholders interested in presenting a proposal for consideration at the 2009 annual meeting of Shareholders must follow the procedures found in Rule 14a-8 under the Exchange Act and the Company’s bylaws. To be eligible for inclusion in the Company’s proxy materials relating to its 2009 annual meeting of Shareholders, all qualified proposals must be received by the Company’s Secretary no later than August 15, 2009. A Shareholder’s notice must set forth, other than proposals for a director nominee, as to each proposed matter: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting and, if such business includes a proposal to amend our bylaws, the language of the proposed amendment; (ii) the name and address, as they appear on the Company’s books, of the Shareholder proposing such business; (iii) the class and number of shares beneficially owned by such Shareholder; (iv) the date or dates upon which the Shareholder acquired such shares; (v) a representation that the Shareholder is a holder of record of shares of the Common Stock entitled to vote at such annual meeting and intends to appear in person or by proxy at the annual meeting to propose such business; and (vi) any financial interest of the Shareholder in such proposal or nomination.

OTHER MATTERS

          The Board does not know of any other matters to be presented at the Annual Meeting for action by Shareholders. If any other matters requiring a vote of the Shareholders arise at the Annual Meeting or any adjournment thereof, however, it is intended that votes will be cast pursuant to the proxies with respect to such matters in accordance with the best judgement of the persons acting under the proxies.

          The Company will pay the cost of soliciting proxies in the accompanying form. In addition to solicitation by mail, certain officers and regular employees of the Company may solicit the return of proxies by telephone, telegram or personal interview. The Company may request brokers and others to forward proxies and soliciting materials to the beneficial owners of Common Stock, and will reimburse them for their reasonable expenses in so doing.

          A list of Shareholders entitled to be present and vote at the Annual Meeting will be available during the Annual Meeting for inspection by Shareholders who are present.

          If you cannot be present in person, you are requested to complete, sign, date and return the enclosed proxy promptly. An envelope has been provided for your convenience. No postage is required if mailed in the United States.

By Order of the Board of Directors,

Lyle Dickler, Secretary

Dated:	December XX, 2008
Tucker, Georgia

APPENDIX A

ARTICLES OF AMENDMENT OF THE ARTICLES OF INCORPORATION

OF

SED INTERNATIONAL HOLDINGS, INC.
(Pursuant to Georgia Business Corporation Code Section 14-2-1006)

          SED INTERNATIONAL HOLDINGS, INC. (hereinafter called the "corporation"), a corporation organized and existing under and by virtue of the Georgia Business Corporation Code, does hereby certify:

          1.      The name of the corporation is SED INTERNATIONAL HOLDINGS, INC.

          2.      Articles VI and VIII of the Articles of Incorporation of the corporation are hereby amended and as amended read as follows:

VI.

DIRECTORS

       The number of directors on the board of directors of the corporation shall be such as may be determined from time to time by the shareholders or by the board of directors, at any meeting called for the purpose or by written consent, but in no event shall the number be less than the minimum authorized under the Georgia Business Corporation Code. Directors shall be elected at each annual meeting of shareholders to hold office for a term expiring at the next annual meeting following the election and until a successor shall have been duly elected and qualified. During the interval between annual meetings of shareholders, any vacancy occurring in the board of directors caused by resignation, removal, death or other incapacity, and any newly created directorships resulting from an increase in the number of directors may be filled by a majority vote of the directors then in office, whether or not a quorum. Each director chosen to fill a vacancy shall hold office for the unexpired term in respect of which such vacancy occurred. Notwithstanding anything to the contrary in the Articles of Incorporation of the corporation, shareholders may, at any meeting called for the purpose or by unanimous written consent of the shareholders in lieu of a meeting, remove any director from office, but only for cause, and may elect his successor. Nothing herein shall have the effect of shortening the term of any incumbent director as of the date of the filing of this amendment.

       Notwithstanding any other provisions of the Articles of Incorporation or the Bylaws (and notwithstanding the fact that a lesser percentage for separate class votes for certain actions may be permitted by law, by the Articles of Incorporation or by the Bylaws), the affirmative vote of the holders of not less than 80% of the votes entitled to be cast by the holders of all then outstanding shares of voting stock, voting together as a single class, will be required to amend or repeal any provision of the Articles of Incorporation or the Bylaws to the extent that such action is inconsistent with the purpose of this Article VI; provided, however, that the provisions of this paragraph shall not apply to amendments to the Bylaws or Articles of Incorporation that are recommended by not less than 75% of the members of the board of directors.

VIII.

ACTION BY WRITTEN CONSENT OF SHAREHOLDERS

       Any action required or permitted to be taken at a shareholders meeting may be taken without a meeting of the shareholders only if the action is evidenced by one or more written consents describing the action taken, signed by the holders of not less than 66 2/3% of the shares that would he entitled to vote at a meeting of shareholders. No written consent signed under this provision shall be valid unless the consenting shareholder has been furnished the same material that, under the Georgia Business Corporation Code, would have been required to be sent to shareholders in a notice of a meeting at which the proposed action would have been submitted to the shareholders for action, or it contains an express waiver of the rights to receive such material.

       Notwithstanding any other provisions of the Articles of Incorporation or the Bylaws (and notwithstanding the fact that a lesser percentage for separate class votes for certain actions may be permitted by law, by the Articles of Incorporation or by the Bylaws), the affirmative vote of the holders of not less than 80% of the votes entitled to be cast by the holders of all then outstanding shares of voting stock, voting together as a single class, will be required to amend or repeal any provision of the Articles of Incorporation or the Bylaws to the extent that such action is inconsistent with the purpose of this Article VIII; provided, however, that the provisions of this paragraph shall not apply to amendments to the Bylaws or Articles of Incorporation that are recommended by not less than 75% of the members of the board of directors.

          3.      The amendments have been duly approved by the shareholders in accordance with the provisions of Code Section 14-2-1003.

Executed on this      day of                                    , 2009.

Title of authorized officer

APPENDIX B

New Article 1, Section 1.11 of the Bylaws

SECTION 1.11. Action by Shareholders Without a Meetings. Unless otherwise provided in the articles of incorporation, any action required or permitted to be taken at a shareholders meeting may be taken without a meeting of the shareholders only if the action is evidenced by one or more written consents describing the action taken, signed by the holders of not less than 66 2/3% of the shares that would he entitled to vote at a meeting of shareholders. No written consent signed under this provision shall be valid unless the consenting shareholder has been furnished the same material that, under the Georgia Business Corporation Code, would have been required to be sent to shareholders in a notice of a meeting at which the proposed action would have been submitted to the shareholders for action, or it contains an express waiver of the rights to receive such material.

APPENDIX C

SED INTERNATIONAL HOLDINGS, INC.
PRELIMINARY P R O X Y
FOR ANNUAL MEETING OF THE SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

          The undersigned hereby appoints Jean Diamond and Lyle Dickler, and each of them, with full power of substitution, as proxies to vote the shares which the undersigned is entitled to vote at the 2008 Annual Meeting of the Shareholders of SED INTERNATIONAL HOLDINGS, INC. (the “Company”) to be held at the Company’s executive offices, 4916 North Royal Atlanta Drive, Tucker, Georgia, on January 20, 2009 at 9:00 a.m., local time and at any adjournments thereof, hereby revoking any proxies heretofore given, to vote all shares of common stock of the Company held or owned by the undersigned as indicated on the proposals as more fully set forth in the Proxy Statement, and in their discretion upon such other matters as may come before the meeting.

Please mark “X” your votes as indicated:

1. ELECTION OF DIRECTORS.

Melvyn I. Cohen	Jean Diamond	Samuel A. Kidston	J.K. Hage III

☐ FOR THE ELECTION OF ALL NOMINEES
☐ WITHHOLD AUTHORITY FOR ALL NOMINEES
☐ FOR ALL EXCEPT:

2. AN AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION TO DECLASSIFY THE BOARD OF DIRECTORS OF THE COMPANY SUBSEQUENT TO THE 2008 ANNUAL MEETING OF SHAREHOLDERS.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3. AN AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION AND BYLAWS TO ALLOW SHAREHOLDERS HOLDING NOT LESS THAN 66 2/3% OF THE OUTSTANDING SHARES OF THE COMPANY TO TAKE ACTION BY WRITTEN CONSENT.

☐ FOR	☐ AGAINST	☐ ABSTAIN

4. ADVISORY APPROVAL OF THE APPOINTMENT OF J.H. COHN LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR THE FISCAL YEAR ENDING JUNE 30, 2009.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(Continued, and to be signed, on the Reverse Side)
FOLD HERE

THIS PROXY WHEN PROPERLY SIGNED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2, 3 and 4.

The undersigned hereby acknowledges receipt of the Notice of, and Proxy Statement for, the aforesaid Annual Meeting.

Dated:		, 200_

Signature of Shareholder

Signature of Shareholder

NOTE: When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

IMPORTANT - PLEASE FILL IN, SIGN AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.